SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 30, 2004

BELDEN & BLAKE CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	0-20100	34-1686642

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Stoneham Road, North Canton, Ohio	44720

(Address of principal executive offices)	(Zip Code)

(330) 499-1660

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

     Effective December 30, 2004, Belden & Blake Corporation (the “Parent”) merged with its wholly owned subsidiaries, The Canton Oil and Gas Company (“COG”) and Ward Lake Drilling, Inc. (“WLD”), with the Parent as the surviving corporation. COG and WLD were the guarantor subsidiaries to the Parent’s $192.5 million 8.75% Senior Secured Notes due 2012.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2005	BELDEN & BLAKE CORPORATION (Registrant)
By: /s/ Robert W. Peshek

Robert W. Peshek, Senior Vice President and Chief Financial Officer